UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2006
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CELSIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-64840 (Commission File Number)	91-2015441 (I.R.S. Employer Identification No.)

1395 Brickell Avenue, Suite 800 Miami, FL 33131 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (305) 529-6290

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 16, 2006, Celsia Technologies, Inc., a Nevada corporation (“Celsia”), issued a press release announcing the execution of an agreement with Daesan IT Co Ltd, as further described below. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Celsia under the Securities Act of 1933, and amended.

Item 8.01  Other Events.

On November 11, 2006, Celsia Technologies Korea, Inc., a corporation organized under the laws of the Republic of Korea and a subsidiary of Celsia, entered into an agreement (the “Agreement”) with Daesan IT Co Ltd (“Daesan”) pursuant to which Daesan agreed to purchase 62,500 graphic processing unit coolers from Celsia between December 1, 2006 and May 31, 2007 at a price of 8,000 Korean Won (approximately $8.00) per unit. Under certain conditions, Daesan may obtain limited exclusivity rights with respect to sales of the graphic processing unit coolers until April 30, 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	Press release dated as of November 16, 2006

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006	CELSIA TECHNOLOGIES, INC. By: /s/ Michael Karpheden Name: Michael Karpheden Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated as of November 16, 2006